                               CONSENT OF COUNSEL

                   Warburg, Pincus Emerging Growth Fund, Inc.


                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 14 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-18632, Investment Company Act File No. 811-5396) of Warburg, Pincus Emerging Growth Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                            /s/ Willkie Farr & Gallagher
                                            -------------------------------
                                            Willkie Farr & Gallagher

February 19, 1997

New York, New York